EXHIBIT 4.2

   NUMBER                                                     WARRANTS
------------                                        ---------------------------
|W         |                                        |                         |
------------                                        |                         |
                                                    |                         |
                                                    ---------------------------
                                                    ---------------------------
                                                    |    CUSIP  783975 11 3   |
                                                    ---------------------------
                                                              SEE REVERSE
                                                      FOR CERTAIN DEFINITIONS


               INCORPORATED UNDER THE LAWS OF THE STATE OF ARIZONA

This certifies that, for value received,



the Registered Holder hereof or assigns (the "Holder"), is entitled to purchase from SC&T INTERNATIONAL, INC., an Arizona corporation (the "Company"), at any time after 9:00 a.m. New York Time on December 14, 1995 and before 5:00 p.m., New York Time, on December 13, 1998 at the purchase price per Share of $7.00 (the "Warrant Price"), one-half (1/2) of one (1) share of common Stock of the Company for each Warrant represented by this certificate (the "Shares"). The number of Shares purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the warrant Agreement referred to below.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed guarantee and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office in Colorado of American Securities Transfer, Inc. (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby entitle the holder of such warrant to acquire one-half (1/2) of one share (1) of Common Stock and are issued under and in accordance with the Warrant Purchase Agreement dated as of December 14, 1995, between the Company and the Warrant Agent (the "Warrant Agreement") and are subject to the terms and provisions contained in such warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby which shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants.

The Warrants evidenced hereby are not transferable except in the manner and subject to the limitations set forth in the Warrant Agreement.

         The number of Shares issuable upon exercise of this Warrant to acquire the Shares shall be subject to adjustment as provided in Section 9 of the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

Dated:                                        SC&T INTERNATIONAL, INC.

                                              By: /s/ J.L. Copland
                                                --------------------------------
                                                       President

                                              Attest: /s/ Timothy J. Stocker
        SC&T INTERNATIONAL, INC.                    ----------------------------
              INCORPORATED                                 Secretary
                June 23,
                  1993                       COUNTERSIGNED:
              * Arizona *                     American Securities Transfer, Inc.
                                                         P.O. Box 1596
                                                    Denver, Colorado 80201

                                              By
                                                --------------------------------
                                              Warrant Agent Authorized Signature

                            SC&T INTERNATIONAL, INC.

                              Mailing Address
                            SC&T INTERNATIONAL, INC.
                             3837 E. LaSalle Street
                             Phoenix, Arizona 85040

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _________ Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________
        (Please Print or Type Name, Address and Social Security Number)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

                                           Dated:_______________________________

Name of Holder or Assignee:

________________________________________________________________________________
                                 (Please Print)

Address:________________________________________________________________________

Signature:

__________________________
Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature(s) Guaranteed:

__________________________
the signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________

________________________________________________________________________________
         (Name and Address of Assignee Must be Printed or Typewritten)

the within Warrants, hereby irrevocably constituting and appointing____________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:________________________

                                   _____________________________________________
                                   Signature of Registered Holder

                                   Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or any change whatever.

Signature(s) Guaranteed:

___________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.